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                                           EXHIBIT 23.5
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                            August 25, 2000



Allegiant Bancorp, Inc.
2122 Kratkey Road
St. Louis, Missouri  63114

        Re:   Joint Proxy Statement/Prospectus of Allegiant Bancorp, Inc.
                              and Equality Bancorp, Inc.
             Registration Statement on Form S-4 of Allegiant Bancorp, Inc.
             -------------------------------------------------------------

Ladies and Gentlemen:

        We hereby consent to the use of our opinion to the Board of Directors of Allegiant Bancorp, Inc. as Annex B to the Joint Statement and to the references therein to our opinion. In giving this consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder.

                            HOWE BARNES INVESTMENTS, INC.



                            By /s/ Daniel E. Coughlin

                               Name:  Daniel E. Coughlin
                               Title:  Senior Vice President